Vsource® Announces Results for
Fiscal Year Ended Jan. 31, 2003

SAN DIEGO, April 8, 2003 - Vsource, Inc. (OTCBB: VSCE),a global leader in providing customized business process outsourcing (BPO) services to Fortune 500 and Global 500 companies operating across Asia-Pacific, today announced its financial results for fiscal year ended Jan. 31, 2003.

Revenue for the full year ended Jan. 31, 2003, was $26.5 million, a 109% increase over the $12.7 million in revenues for the same prior year period. The company reported a net loss available to common shareholders of $5.3 million or $3.06 per basic share for the full year ended Jan. 31, 2003. Net loss available to common shareholders during the period included the following non-cash charges and credit: (i) amortization of stock-based compensation expenses; (ii) beneficial conversion feature charges associated with the issuance of convertible debt; (iii) loss on the extinguishment of convertible debt; (iv) deemed dividend for preferred shareholders; and (v) credit arising from the exchange of preferred stock and warrants. This compares with a net loss of $22.5 million or $20.87 per basic share for the full year ended Jan. 31, 2002, which also included deemed dividends associated with issuance of Series 1-A and Series 2-A Preferred Stock.

Earnings before interest, taxes, depreciation and amortization, adjusted to exclude non-cash amortization of stock-based compensation expenses of $1.0 million and non-cash loss on the extinguishment of convertible debt of $6.8 million ("Adjusted EBITDA") for the full year ended Jan. 31, 2003 was $1.1 million, compared with an Adjusted EBITDA loss of $7.1 million, for the same prior year period. Adjusted EBITDA represents a non-GAAP (Generally Accepted Accounting Principles) financial measure. A table reconciling this measure to the appropriate GAAP measure is included in the notes to the consolidated financial statements included in this release. Net cash at the end of fiscal year ended Jan. 31, 2003 totaled $11.2 million, comparing favorably to $4.8 million at Jan. 31, 2002.

"Fiscal 2003 was a banner year for Vsource," said company Chairman and Chief Executive Officer, Phil Kelly. "Our mission - to help run the world's best companies - became a reality as we developed new client relationships and built upon established associations with Fortune 500 and Global 500 companies operating in Asia-Pacific, and now in Europe. Equally important, improved market penetration resulted in substantial improvements in year-on-year growth, both in terms of revenue and operating income."

"Our growth can be attributed directly to our focus on business process outsourcing throughout the Asia-Pacific region which manifested solid results, not only for our company, but more importantly, for our clients. We are confident that our achievements during the past year continue to affirm Vsource's position as the leading business process outsourcing provider in Asia-Pacific, and that we will continue to grow our business by providing a compelling value proposition for operating functions that support the core competencies of our clients," Kelly stated.

"As more and more top-tier companies look to Asia-Pacific outsourcing," Kelly said, "they look to Vsource as an effective provider of services, eliminating the need for high-cost multiple vendors and cross-vendor integration that have become the bane of many corporations."

Kelly summarized by stating, "Clearly, we remain dedicated to providing state-of-the-art service and expertise to our existing customer base, while ardently pursuing new relationships with other Fortune 500 and Global 500 companies."

"The 2003 Fiscal Year ended Jan. 31, 2003 was particularly meaningful for Vsource. Not only did revenues more than double, but we also achieved our first year of positive Adjusted EBITDA performance," said Vsource Chief Financial Officer, Dennis Smith. "Furthermore, the new financing completed in October 2002, affirmed continued support from the investment community, strengthening our ability to aggressively finance growth in the coming financial year."

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VSOURCE INC. CONSOLIDATED STATEMENTS OF INCOME (in thousands, except per share data)
	Three months ended January 31,		Twelve months ended January 31,
	2003	2002	2003	2002
Revenues	$ 5,506	$ 9,163	$ 26,546	$ 12,712
Operating expenses:
Cost of revenue	2,699	4,995	13,236	8,790
Selling, general & administrative	3,669	3,036	15,561	11,171
Research and development	-	-	-	2,269
Amortization of stock-based compensation expense	56	2,206	963	3,116
Insurance proceeds in respect of loss on inventory	-	-	(464)	-
Impairment of long-lived assets	-	-	-	4,079
Total expenses	6,424	10,237	29,296	29,425
Operating loss	(918)	(1,074)	(2,750)	(16,713)
Non-cash beneficial conversion feature (1)	(10)	(1,122)	(1,727)	(2,824)
Other interest expense	16	(266)	(512)	(567)
Loss before extraordinary item	(912)	(2,462)	(4,989)	(20,104)
Loss on extinguishment of debt (2)	(135)	(340)	(6,838)	(340)
Net loss	$ (1,047)	$ (2,802)	$ (11,827)	$ (20,444)
Non-cash deemed dividend for preferred shareholders (3)	(610)	-	6,526	(2,095)
Net loss available to common shareholders	$ (1,657)	$ (2,802)	$ (5,301)	$ (22,539)
Basic and diluted net loss per share available to common shareholders	$ (0.94)	$ (2.07)	$ (3.06)	$ (20.87)
Weighted average number of common shares outstanding:
Basic and diluted (4)	1,761	1,355	1,734	1,080
Earnings before interest, taxes, depreciation & amortization excluding non-cash compensation charges (5)	$ (231)	$ 1,858	$ 1,126	$ (7,114)
Adjusted EBITDA margin (6)	-4.2%	20.3%	4.2%	-56.0%

(1)	Non-cash beneficial conversion feature charges associated with the issuance of convertible debt
(2)	Loss on extinguishment of $6,838 associated with extinguishment of Series A Convertible Notes and Series B-1 Exchangeable notes
(3)	Non-cash deemed dividend for preferred shareholders associated with the exchange of Series 2-A convertible preferred stock and warrants for Series 4-A convertible preferred stock; and amortization of beneficial conversion feature and accretion of redemption value of Series 4-A convertible preferred stock
(4)	Post reverse stock-split and excludes common shares outstanding on an "as converted basis" totaling 19.7 million in aggregate associated with preferred stock, warrants and vested employee options outstanding
(5)	Reconciliation of Net loss to Adjusted EBITDA
	Three months ended January 31,		Twelve months ended January 31,
	2003	2002	2003	2002
Net loss	$ (1,047)	$ (2,802)	$ (11,827)	$ (20,444)
Add:
Non-cash beneficial conversion feature	10	1,122	1,727	2,824
Other interest expense	(16)	266	512	567
Depreciation and amortization	631	717	2,909	2,379
Amortization of stock-based compensation expense	56	2,206	963	3,116
Impairment of long-lived assets	-	-	-	4,079
Taxes	-	9	4	25
Loss on extinguishment of debt	135	340	6,838	340
Adjusted EBITDA	$ (231)	$ 1,858	$ 1,126	$ (7,114)

(6)	Adjusted EBITDA margin is Adjusted EBITDA divided by Revenues
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VSOURCE INC. CONSOLIDATED BALANCE SHEETS (in thousands)
	January 31, 2003	January 31, 2002
ASSETS
Current assets:
Cash	$ 11,152	$ 4,753
Restricted cash	150	61
Accounts receivable, net	1,522	2,886
Inventory	490	-
Prepaid expenses	337	597
Other current assets	1,262	910
Total current assets	14,913	9,207
Property and equipment, net	4,974	7,232
Restricted cash, non-current	250	-
Total assets	$ 20,137	$ 16,439
LIABILITIES, PREFERRED STOCK AND SHAREHOLDERS' EQUITY(DEFICIT)
Current liabilities:
Accounts payable	$ 1,134	$ 1,706
Accrued expenses	3,333	3,610
Advances from customers	1,229	906
Total current liabilities	5,696	6,222
Long term liabilities:
Convertible notes payable	-	7,497
Discount on convertible notes	-	(7,232)
Advances from customers	900	2,100
Total long term liabilities	900	2,365
Commitments and contingencies	-	-
Preferred stock	8,096	11,223
Shareholders equity(deficit)	5,445	(3,371)
Total liabilities, preferred stock and shareholders' equity(deficit)	$ 20,137	$ 16,439

Non-GAAP Financial Measures

This release contains non-GAAP financial measures. Pursuant to the requirements of Regulation G, Vsource has provided reconciliation within this release of the non-GAAP financial measures to the most directly comparable GAAP financial measures. Adjusted EBITDA has been presented in this release in order to assist in the analysis of the operating profitability of the company because the company believes this form of measurement eliminates the effects of non-operating expenses and non-cash charges such as beneficial conversion feature expense, loss on extinguishment of debt, stock-based compensation and depreciation and amortization. Management reviews this form of measurement monthly. Vsource has consistently provided this measurement in previous releases and therefore has provided a consistent basis for comparison between quarters, which the company believes is useful to investors and other interested persons.

About Vsource

Vsource, Inc., based in San Diego, Calif., provides business process outsourcing (BPO) services - under the Vsource Versatile Solutions™ trade name -- to Fortune 500 and Global 500 organizations across the Asia-Pacific region and now into Europe. Vsource Versatile Solutions include Warranty Solutions, Human Resource Solutions, Sales Solutions, and Vsource Foundation Solutions™, which include Financial Services, Customer Relationship Management (CRM) and Supply Chain Management (SCM). Vsource operates shared customer service centers (Vsource Customer Centers) in Malaysia and Japan, and has offices in the United States, Hong Kong, Singapore and Australia. Vsource clients include ABN AMRO, Agilent Technologies, EMC, Gateway, Haworth, Network Appliance and other Fortune 500 and Global 500 companies.

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For more information, visit the Vsource Web site: http://www.vsource.com.

Forward Looking Statements: Some of the statements in this release and other oral and written statements made by us from time to time to the public constitute forward-looking statements. These forward-looking statements are based on management's current expectations or beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These forward-looking statements include, without limitation, statements with respect to anticipated future operating and financial performance, introduction of services and growth opportunities expected or anticipated to be realized by management. Vsource disclaims any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise. Factors that could cause or contribute to such differences include, but are not limited to, risk that our recent private placement will not improve our ability to attract and execute major new outsourcing contracts or accelerate our growth, reliance on one client and the expectation that revenues from this client will decline significantly, a potential requirement to redeem our Series 4-A convertible preferred stock if we fail to meet certain conditions by March 31, 2006, our limited experience in the business process outsourcing business, the new and unproven market for business process outsourcing services in the Asia-Pacific region, long cycles for sales of our solutions, complexities involved in implementing and integrating our services, fluctuations in revenues and operating results, economic and infrastructure disruptions, dependence on a small number of vendors and service providers, inability to repay the debt that we have incurred, litigation, and competition. Other factors that may affect these statements are identified in our previous filings with the Securities and Exchange Commission.

Vsource is a registered trademark of Vsource, Inc. Vsource Versatile Solutions and Vsource Foundation Solutions are trademarks of Vsource, Inc.

Fortune, Fortune 500 and Global 500 are registered trademarks of Time Inc. Vsource disclaims any proprietary interest in the marks and names of others.

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